UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)
7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 639-4647 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2021, NioCorp Developments Ltd. (the “Company”) entered into a definitive convertible security funding agreement (the “Lind Agreement”) with an entity managed by The Lind Partners, a New York-based asset management firm (collectively with The Lind Partners, “Lind”). Pursuant to the Lind Agreement, Lind has agreed to advance to the Company $10 million (subject to additional set off) in consideration of which the Company has agreed to issue to Lind a convertible security (the “Convertible Security”) with a face value of $11.7 million (representing $10 million in funding plus an implied 8.5% interest rate per annum for the term of the Convertible Security). The funding and issuance of the Convertible Security is expected to occur on or around February 19, 2021 (the “Closing”), subject to the approval of the Toronto Stock Exchange (the “TSX”) and the satisfaction of customary closing conditions.

The Convertible Security will have a term of (i) 24 months after the Closing or (ii) 30 calendar days after the date on which the face value of the Convertible Security is nil due to such amount having been fully converted and/or fully repaid (including with any applicable premium) in accordance with the terms of the Lind Agreement, whichever is earlier. The Convertible Security will constitute the direct, general and unconditional obligation of the Company and will rank pari-passu with the Company’s other indebtedness.

Pursuant to the Lind Agreement, Lind is entitled to convert the Convertible Security into common shares, without par value, of the Company (“Common Shares”) in monthly installments over its term at a price per Common Share equal to 85% of the volume-weighted average price of the Common Shares on the TSX for the five trading days immediately preceding to the date on which Lind provides notice to the Company of its election to convert. Subject to certain exceptions, the Lind Agreement contains restrictions on how much of the Convertible Security may be converted in any particular month. The Lind Agreement also provides NioCorp with the option to buy back the remaining face amount of the Convertible Security in cash at any time; provided that, if the Company exercises such option, Lind will have the option to convert up to 33.33% of the remaining face amount into Common Shares at the price described above. In addition, Lind is entitled to accelerate its conversion right to the full amount of the face value of the Convertible Security or demand repayment thereof in cash upon the occurrence of an event of default and other designated events described in the Lind Agreement.

In connection with the funding, Lind will be issued 8,558,000 Common Share purchase warrants of the Company (the “Warrants”), each exercisable into one Common Share at a price of C$0.97 per share for a period of 48 months.

The Lind Agreement provides limitations on the number of Common Shares that may be issued to Lind upon conversion of the Convertible Security or exercise of the Warrants. Upon issuance, such Common Shares will be fully paid and non-assessable and will rank equally in all respects with all other Common Shares then outstanding.

In addition, pursuant to the Lind Agreement, the Company has agreed to file with the Securities and Exchange Commission a registration statement on Form S-1 or Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), covering the resale by Lind of the Common Shares issuable upon conversion of the Convertible Security and upon exercise of the Warrants (the “Investor’s Shares”), promptly, but in any event no later than April 1, 2021, and to use its best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than the date that is 120 days following the Closing. The Company further agreed to use its best efforts to cause the Registration Statement to remain continuously effective for a period that will terminate upon the first date on which all of the Investor’s Shares may be sold without restriction, including volume and manner-of-sale restrictions, pursuant to Rule 144 under the Securities Act or have been sold by Lind. The Company also granted to Lind certain piggyback registration rights with respect to the Investor’s Shares.

The Lind Agreement provides that the Company will pay all fees and expenses relating to the registration of the Investor’s Shares pursuant to Lind’s registration rights thereunder. The Company also agreed to indemnify and hold harmless Lind, its affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns from and against, with certain limitations and exceptions, any losses to which they may become subject under the Securities Act or otherwise in connection with the registration of the Investor’s Shares pursuant to Lind’s registration rights under the Lind Agreement and to reimburse such persons for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such losses.

The above summary of the material terms of the Lind Agreement is qualified in its entirety by the actual terms and conditions of the Lind Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Lind Agreement contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the Lind Agreement contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The Company will issue the Convertible Security and the Warrants to Lind pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof based upon the representations and warranties of Lind in the Lind Agreement.

Item 9.01	Exhibits

Exhibit	Description

4.1	Lind Agreement
4.2	Form of Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: February 17, 2021	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer